EXHIBIT 11
                    COMPUTATION OF EARNINGS (LOSS) PER SHARE

The Company has computed and presented earnings (loss) per share ("EPS") in accordance with Statement of Financial Accounting Standards No. 128. Reconciliation of the numerators and the denominators of the basic and diluted per share computation for net income are as follows:

                                                               (amounts in thousands, except per share amount)
                                                                                (unaudited)

                                                                 Income              Shares         Per-Share
                                                               (Numerator)        (Denominator)      Amount
                                                               -----------        -------------     ----------
Nine months ended September 30, 2008
   Basic EPS
      Net income and income available to common stockholders   $       152                1,686     $      .09
      Effect of dilutive securities, options                                                  0
                                                               -----------        -------------
   Diluted EPS
      Income available to common stockholders and assumed
         conversions                                           $       152                1,686     $      .09
                                                               ===========        =============

Nine months ended September 30, 2007
   Basic EPS
      Net income and income available to common stockholders   $     2,800                1,685     $     1.66
      Effect of dilutive securities, options                                                  0
                                                               -----------        -------------
   Diluted EPS
      Income available to common stockholders and assumed
         conversions                                           $     2,800                1,685     $     1.66
                                                               ===========        =============

                                                               (amounts in thousands, except per share amount)
                                                                               (unaudited)

                                                                 (Loss)
                                                                 Income              Shares         Per-Share
                                                               (Numerator)        (Denominator)      Amount
                                                               -----------        -------------     ----------
Three months ended September 30, 2008
   Basic EPS
      Net loss and loss available to common stockholders       $    (1,912)               1,686     $    (1.13)
      Effect of dilutive securities, options                                                  0
                                                               -----------        -------------
   Diluted EPS
      Loss available to common stockholders and assumed
         conversions                                           $   (1, 912)               1,686     $    (1.13)
                                                               ===========        =============

Three months ended September 30, 2007
   Basic EPS
      Net income and income available to common stockholders   $       917                1,685     $      .54
      Effect of dilutive securities, options                                                  0
                                                               -----------        -------------
   Diluted EPS
      Income available to common stockholders and assumed
         conversions                                           $       917                1,685     $      .54
                                                               ===========        =============

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